Exhibit 10.21

AMENDMENT TO THE WARRANT

TO PURCHASE SERIES C

PREFERRED STOCK

This amendment (this “Amendment”) is entered into as of October 31, 2021 (the “Effective Date”), by and between Amazon.com NV Investment Holdings LLC (the “Holder”) and Rivian Automotive, Inc., a Delaware corporation (the “Company”, together with the Holder, the “Parties”), for the purpose of amending the warrant to purchase Series C Preferred Stock (the “Warrant”), dated as of September 16, 2019, by and between the Holder and the Company.

RECITALS

WHEREAS, the Parties desire to amend the terms of the Warrant to the limited extent set forth in this Amendment.

NOW THEREFORE, in accordance with the terms and conditions set forth in this Amendment, the Parties agree as follows:

1.	Unless expressly modified by the terms of this Amendment, the terms of the Warrant shall continue to apply and remain in full force and effect.

2.	Capitalized terms not expressly defined herein shall have the meanings ascribed to them in the Warrant.

3.	Amendment to the Warrant. Effective as of the Effective Date, this Warrant shall be amended as follows:

a.	A new Section 4.4 is hereby added (immediately following Section 4.3) as follows:

4.4 Conversion of Preferred Stock. In the event that all outstanding shares of the Company’s Preferred Stock are converted, automatically or by action of the holders thereof, into common stock, $0.001 par value per share (“Common Stock”), of the Company pursuant to the provisions of the Company’s Certificate of Incorporation, including, without limitation, in connection with the Company’s initial, underwritten public offering and sale of its Common Stock pursuant to an effective registration statement under the Securities Act, then from and after the date on which all outstanding shares of the Preferred Stock have been so converted, the Warrant shall be exercisable for such number of shares of Common Stock into which the Warrant Shares would have been converted had the Warrant Shares been outstanding on the date of such conversion, and the Exercise Price shall equal the Exercise Price in effect as of immediately prior to such conversion divided by the number of shares of Common Stock into which one Warrant Share would have been converted, all subject to further adjustment thereafter from time to time in accordance with the provisions of the Warrant.

4.

Governing Law; Severability; Jurisdiction; Venue. This Amendment shall be governed by and construed under the laws of the State of Delaware without regard to principles of conflict of laws. If any Section or provision of this Amendment shall be found or be held to be illegal, invalid, or unenforceable, the remainder of this Amendment shall be valid and enforceable and the parties in good faith shall negotiate a substitute, valid, and enforceable provision that most nearly effects the parties’ intent in entering into this Amendment. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in Wilmington, Delaware in connection with any action relating to this Amendment.

5.

Entire Agreement: Amendments and Waivers. This Amendment, the Warrant and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this Amendment may be amended, and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

6.

Execution in Counterparts. This Amendment may be executed in any number of counterparts, including by pdf., each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the Effective Date.

COMPANY:

RIVIAN AUTOMOTIVE, INC.

By:	/s/ Robert J. Scaringe
Name: Robert J. Scaringe
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

AMAZON.COM NV INVESTMENT
HOLDINGS LLC

By:	/s/ Michael D. Deal

Name:	Michael D. Deal
Title:	Authorized Signatory

[Signature Page to Warrant Amendment]